As filed with the Securities and Exchange Commission on October 25, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

StoneCo Ltd.

(Exact name of Registrant as specified in Its charter)

Not Applicable

(Translation of Registrant’s name into English)

The Cayman Islands	7374	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

R. Fidêncio Ramos, 308, 10th floor—Vila Olímpia

São Paulo—SP, 04551-010, Brazil

+55 (11) 3004-9680

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.

10 East 40th Street, 10th Floor

New York, NY 10016

+1 (212) 947-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Byron B. Rooney, Esq. Maurice Blanco, Esq. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 Tel: +1 (212) 450-4000 Fax: +1 (212) 701-5800	Colin J. Diamond, Esq. John R. Vetterli, Esq. White & Case LLP 1221 Avenue of the Americas New York, NY 10020 Tel: +1 (212) 819-8200 Fax: +1 (212) 354-8113

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-227634

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price(2)	Amount of registration fee
Class A common shares, par value US$0.000079365 per share	3,446,969	$24.00	$82,727,256	$10,026.54

(1)

The 3,446,969 Class A common shares being registered in this Registration Statement are in addition to the 47,727,273 Class A common shares registered pursuant to the Registrant’s Registration Statement on Form F-1 (File No. 333-227634).

(2)

Estimated in accordance with Rule 457 of the Securities Act of 1933, as amended, on the basis of $24.00 per share, the initial public offering price to be set forth on the cover page of the Registrant’s prospectus dated October 24, 2018 relating to its initial public offering pursuant to the Registrant’s Registration Statement on Form F-1 (File No. 333-227634). A registration fee was previously paid in connection with that Registration Statement.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE COMMISSION IN ACCORDANCE WITH RULE 462(b) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) (“Rule 462(b)”) and General Instruction V of Form F-1, both promulgated under the Securities Act of 1933, as amended. Pursuant to Rule 462(b), the contents of the Registration Statement on Form F-1 (File No. 333-227634) of StoneCo Ltd. (the “Registrant”), including the exhibits thereto, which was declared effective by the Securities and Exchange Commission (the “Commission”) on October 24, 2018, are incorporated by reference into this Registration Statement.

The Registrant hereby certifies that it (i) has instructed its bank to transmit to the Commission the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business on October 25, 2018), (ii) will not revoke such instructions, (iii) has sufficient funds in the relevant account to cover the amount of such filing fee and (iv) will confirm receipt of such instructions by its bank during the bank’s regular business hours no later than October 25, 2018.

EXHIBIT INDEX

The following documents are filed as part of this registration statement:

5.1	Opinion of Harney Westwood & Riegels, Cayman Islands counsel of StoneCo Ltd., as to the validity of the Class A common shares

23.1	Consent of Ernst & Young Auditores Independentes S.S.

23.3	Consent of Harney Westwood & Riegels, Cayman Islands counsel of StoneCo Ltd. (included in Exhibit 5.1)

24.1*	Powers of attorney (included on signature page to the registration statement)*

*	Previously filed.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8. Exhibits

All exhibits filed with or incorporated by reference in Registration Statement No. 333-227634 are incorporated by reference herein, and shall be deemed to be a part of this Registration Statement, except for those set forth in the exhibit index attached hereto, which are filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of São Paulo, Brazil, on this 25th day of October, 2018.

StoneCo Ltd.

By:	/s/ Thiago dos Santos Piau
Name:	Thiago dos Santos Piau
Title:	Director

By:	/s/ Rafael Martins Pereira
Name:	Rafael Martins Pereira
Title:	Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Thiago dos Santos Piau	Chief Executive Officer and Director	October 25, 2018
Thiago dos Santos Piau	(principal executive officer)

*	Vice President, Finance	October 25, 2018
Marcelo Baldin	(principal financial officer and principal accounting officer)

*	Director	October 25, 2018
Rafael Martins Pereira

*	Cogency Global Inc.	October 25, 2018
Sneha Snehal	Authorized representative in the United States

By:	/s/ Thiago dos Santos Piau
Thiago dos Santos Piau
Attorney-in-Fact

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